Exhibit 99.4
LB-UBS Comm. Mortg. Trust 2004-C7
Aggregate Statement of Principal and Interest Distributions to
Certificateholders
for January 1, 2004 to December 31, 2004
Ending Principal
Class
Principal
Interest
Balance
R-I
0.00
0.00
0.00
R-II
0.00
0.00
0.00
A-1
2,851,957.83
678,662.63
110,148,042.17
A-1A
92,560.30
894,119.92
119,810,439.70
A-2
0.00
1,848,296.00
277,800,000.00
A-3
0.00
353,583.34
50,000,000.00
A-4
0.00
439,500.00
60,000,000.00
A-5
0.00
609,353.34
79,000,000.00
A-6
0.00
4,479,983.16
561,636,000.00
B
0.00
85,548.84
10,614,000.00
C
0.00
114,780.84
14,153,000.00
D
0.00
129,650.02
15,921,000.00
E
0.00
101,499.32
12,383,000.00
F
0.00
116,597.14
14,153,000.00
G
0.00
103,852.10
12,383,000.00
H
0.00
106,877.63
12,384,000.00
J
0.00
78,502.02
8,845,000.00
K
0.00
161,524.13
17,691,000.00
L
0.00
26,770.86
3,538,000.00
M
0.00
40,156.30
5,307,000.00
N
0.00
26,770.86
3,538,000.00
P
0.00
13,385.44
1,769,000.00
Q
0.00
26,770.86
3,538,000.00
R-III
0.00
0.00
0.00
S
0.00
26,770.86
3,538,000.00
T
0.00
107,093.68
14,153,350.00
X-CL
0.00
340,128.60
1,412,302,831.87
X-CP
0.00
2,005,251.63
1,311,892,000.00
X-OL
0.00
276,999.13
201,358,248.57
V
0.00
0.00
0.00